EXHIBIT 10.2

PHI Group, Inc.

5348 Vegas Drive

#237 Las Vegas,

NV 89108

As a convertible note-holder of PHI Group with an outstanding balance, JSJ Investments requests that the record date of the American Pacific Resources stock distribution be delayed until December 31, 2019, to allow the company time to extinguish the remaining debt before the distribution is effected.

Sincerely,

Sameer Hirji President

JSJ Investments, Inc.